Exhibit 2.1 EXECUTION VERSION 1007950653v2 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER This Amendment (this “Amendment”) is made and entered into as of June 24, 2022, by and among Frontier Group Holdings, Inc., a Delaware corporation (“Parent”), Top Gun Acquisition Corp., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Spirit Airlines, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement (as defined below), as amended prior to the date hereof. RECITALS WHEREAS, Parent, Merger Sub and the Company previously entered into that certain Agreement and Plan of Merger, dated as of February 5, 2022 (as amended, the “Merger Agreement”); WHEREAS, the Merger Agreement was previously amended by Parent, Merger Sub and the Company on June 2, 2022, in accordance with Section 7.3 of the Merger Agreement; and WHEREAS, Parent, Merger Sub and the Company now desire to further amend the Merger Agreement in accordance with Section 7.3 of the Merger Agreement; AGREEMENT NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereto, intending to be legally bound, hereby agree as follows: 1. Conversion of Securities in the Merger. Section 2.1(a) of the Merger Agreement is hereby amended to delete clause (i) of the first sentence thereof in its entirety and substitute therefor: “(i) an amount in cash, without interest, equal to (x) $4.13 minus (y) to the extent paid pursuant to Section 5.19(a) (or, in the event that the Closing Date occurs after the record date for the Prepayment Dividend but before the Dividend Payment Date, to the extent payable after the Closing Date pursuant to Section 5.19(a)), the Prepayment Dividend Amount (the “Per Share Cash Consideration”) and” 2. Treatment of Company Equity Awards; Stock Plans. (a) Section 2.5(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows with deleted language indicated by strikethrough and newly added language indicated by double underlining: (a) Treatment of Company RSU Awards. Effective as of immediately prior to the Effective Time, each outstanding award of restricted stock units (other than Company Performance Share Awards and 2022 Company Performance Share Awards, but including, for clarity, performance market stock unit awards denominated in Company Common Stock granted pursuant to any Company Equity Award Plan (each, a “Company

2 1007950653v2 MSU Award”)) denominated in Company Common Stock granted pursuant to any Company Equity Award Plan (each, a “Company RSU Award”), shall be assumed by Parent and converted into (i) for each share of Company Common Stock underlying the related Company RSU Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting condition to which a Company MSU Award is subject as having been achieved based on target performance as of immediately prior to the Effective Time), the right to receive an amount of cash equal to the sum of (x) the Per Share Cash Consideration plus (y) solely to the extent (1) the related Company RSU Award has not been otherwise equitably or discretionarily adjusted under Section 14.2 of the Company Equity Award Plan and no amount has been otherwise paid in respect of the related Company RSU Award to the holder thereof under Section 14.2 of the Company Equity Award Plan, in each case, to reflect the Prepayment Dividend, and (2) paid pursuant to Section 5.19(a) (or, in the event that the Closing Date occurs after the record date for the Prepayment Dividend but before the Dividend Payment Date, to the extent payable after the Closing Date pursuant to Section 5.19(a)), the Prepayment Dividend Amount, which cash will be subject to the same vesting schedule applicable to the related Company RSU Award, and (ii) a Parent restricted stock unit award (a “Parent RSU Award”) denominated in Parent Common Stock in accordance with this Section 2.5(a). Each such Parent RSU Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions (including “double trigger” vesting) as applied to the Company RSU Award immediately prior to the Effective Time (and shall take into account any changes thereto provided for in the applicable Company Equity Award Plan or in any applicable award agreement by reason of this Agreement or the transactions contemplated hereby). As of the Effective Time, each such Parent RSU Award as so assumed and converted shall represent the right to receive upon vesting that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock underlying the related Company RSU Award as of immediately prior to the Effective Time and after taking into account the achievement of any performance-based vesting condition (treating for this purpose any performance-based vesting condition to which a Company MSU Award is subject as having been achieved based on target performance) multiplied by (ii) the Merger Exchange Ratio. (b) Section 2.5(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows with deleted language indicated by strikethrough and newly added language indicated by double underlining: (b) Treatment of Company Performance Share Awards. Effective as of immediately prior to the Effective Time, each outstanding performance share award denominated in Company Common Stock granted pursuant to the Company Equity Award Plans (other than, for clarity, Company MSU Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.5(a), or 2022 Company Performance Share Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.5(c)) (each, a “Company Performance Share Award”) shall entitle the holder thereof to receive, immediately prior to the Effective Time and subject to the occurrence of the Closing, the number of Shares that are earned thereunder based on target performance as of immediately prior to the Effective Time, multiplied by a fraction, the numerator of

3 1007950653v2 which is equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the first day of the applicable performance period until the Closing Date and the denominator of which is the number of total months in such performance period. Any Shares so delivered in respect of Company Performance Share Awards shall be deemed to be issued and outstanding as of immediately prior to the Effective Time and treated in accordance with Section 2.1(a), provided that solely to the extent (i) the related Company Performance Share Award has not been otherwise equitably or discretionarily adjusted under Section 14.2 of the Company Equity Award Plan and no amount has been otherwise paid in respect of the related Company Performance Share Award to the holder thereof under Section 14.2 of the Company Equity Award Plan, in each case, to reflect the Prepayment Dividend and (ii) the Prepayment Dividend Amount was paid pursuant to Section 5.19(a) (or, in the event that the Closing Date occurs after the record date for the Prepayment Dividend but before the Dividend Payment Date, to the extent the Prepayment Dividend Amount is payable after the Closing Date pursuant to Section 5.19(a)), the holder of each such share shall be entitled to receive the Prepayment Dividend Amount in addition to the Per Share Cash Consideration. (c) Section 2.5(c) of the Merger Agreement is hereby amended and restated to read in its entirety as follows with deleted language indicated by strikethrough and newly added language indicated by double underlining: (c) Treatment of 2022 Company Performance Share Awards. Effective as of immediately prior to the Effective Time, each outstanding performance share award denominated in Company Common Stock granted in fiscal year 2022 pursuant to any Company Equity Award Plan (other than, for clarity, Company MSU Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.5(a), or Company Performance Share Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.5(b)) (each, a “2022 Company Performance Share Award”), shall be assumed by Parent and converted into (i) for each share of Company Common Stock underlying the related 2022 Company Performance Share Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting condition to which a 2022 Company Performance Share Award is subject as having been achieved based on target performance as of immediately prior to the Effective Time), the right to receive an amount of cash equal to the sum of (x) the Per Share Cash Consideration plus (y) solely to the extent (1) the related 2022 Company Performance Share Award has not been otherwise equitably or discretionarily adjusted under Section 14.2 of the Company Equity Award Plan and no amount has been otherwise paid in respect of the related 2022 Company Performance Share Award to the holder thereof under Section 14.2 of the Company Equity Award Plan, in each case, to reflect the Prepayment Dividend and (2) paid pursuant to Section 5.19(a) (or, in the event that the Closing Date occurs after the record date for the Prepayment Dividend but before the Dividend Payment Date, to the extent payable after the Closing Date pursuant to Section 5.19(a)), the Prepayment Dividend Amount, which cash will be subject to the same vesting schedule applicable to the related 2022 Company Performance Share Award, and (ii) a Parent RSU Award denominated in Parent Common Stock in accordance with this Section 2.5(c). Each such Parent RSU Award as so assumed and converted shall be a service-vesting award and shall continue to have, and shall be subject to, the same terms and conditions (including

4 1007950653v2 “double trigger” vesting) as applied to the 2022 Company Performance Share Award immediately prior to the Effective Time (and shall take into account any changes thereto provided for in the applicable Company Equity Award Plan or in any applicable award agreement by reason of this Agreement or the transactions contemplated hereby). As of the Effective Time, each such Parent RSU Award shall represent the right to receive upon vesting that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock underlying the related 2022 Company Performance Share Award as of immediately prior to the Effective Time and after taking into account the achievement of any performance-based vesting condition (treating for this purpose any performance-based vesting condition to which a 2022 Company Performance Share Award is subject as having been achieved based on target performance as of immediately prior to the Effective Time) multiplied by (ii) the Merger Exchange Ratio. (d) Section 2.5(e) of the Merger Agreement is hereby amended and restated to read in its entirety as follows with deleted language indicated by strikethrough and newly added language indicated by double underlining: (e) Corporate Actions. At or prior to the Effective Time, the Company, Parent, the Company Board (or a duly authorized committee thereof) and the Parent Board (or a duly authorized committee thereof), as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.5. The Company shall take all actions necessary to ensure that from and after the Effective Time, except as expressly contemplated by this Agreement, neither Parent nor the Surviving Corporation will be required to deliver to any Person any Shares or other Equity Interests of the Company, the Surviving Corporation or any other Person pursuant to or in settlement of Company RSU Awards, Company Performance Share Awards, 2022 Company Performance Share Awards or other rights with respect to Shares. At or prior to the Dividend Payment Date, the Company Board (or a duly authorized committee therof) shall adopt any resolutions and take any actions to ensure that each outstanding Company RSU Award, Company Performance Share Award or 2022 Company Performance Share Award that vests during the period commencing on the Dividend Payment Date through the day immediately prior to the Closing Date shall receive an amount of cash equal to the Prepayment Dividend Amount upon the vesting of such equity award (provided that solely to the extent the related Company RSU Award, Company Performance Share Award or 2022 Company Performance Share Award has not been otherwise equitably or discretionarily adjusted under Section 14.2 of the Company Equity Award Plan). 3. Governance Matters. Section 5.16(a) of the Merger Agreement is hereby amended to replace the first sentence thereof in its entirety and substitute therefor: “Immediately following the Effective Time, the Parent Board shall have twelve (12) members, (i) eight (8) of whom shall be designated by Parent (the “Parent Designees”) and (ii) four (4) of whom shall be designated by the Company (the “Company Designees”).” 4. Interim Loan and Dividend. The following is hereby inserted as a new Section 5.19 of the Merger Agreement:

5 1007950653v2 “5.19 Parent Interim Loan and Prepayment Dividend. (a) Subject to applicable Law and the Company Stockholder Approval being obtained, the Company shall (i) as soon as practicable following the receipt of the Company Stockholder Approval, authorize and declare a cash dividend (such dividend, the “Prepayment Dividend”) in an amount equal to $2.22 per Share (such amount, the “Prepayment Dividend Amount”) to the holders of record of Shares as of a record date mutually agreed by Parent and the Company and (ii) cause the Prepayment Dividend Amount to be paid, without interest, to such holders of record of Shares, on October 3, 2022, or such other date as determined by the Company and consistent with applicable Law (such date, the “Dividend Payment Date”). (b) In connection with the Prepayment Dividend, and provided that the Company Stockholder Approval is obtained and the Prepayment Dividend has been authorized and declared, on the later of (i) September 30, 2022, (ii) one Business Day prior to the Dividend Payment Date, and (iii) such other date as may be mutually agreed by Parent and the Company, Parent shall make a non-interest bearing loan to the Company, in an amount equal to $241,100,000 (the “Parent Interim Loan”), pursuant to documentation consistent with this Section 5.19 in a form reasonably satisfactory to Parent and the Company. (c) Upon the termination of the Merger Agreement in accordance with its terms, the Parent Interim Loan shall immediately become due and payable by the Company. Not later than the second (2nd) Business Day following the termination of the Merger Agreement, the Company shall repay to Parent the outstanding amount of the Parent Interim Loan in cash; provided that, if the Parent Regulatory Fee is payable, the outstanding amount of the Parent Interim Loan shall be offset against the Parent Regulatory Fee and no other payment by the Company to Parent in respect of the Parent Interim Loan shall be owed or payable; and provided, further, that unless previously repaid or offset against the Parent Regulatory Fee the Parent Interim Loan shall have a final maturity date of June 30, 2025. (d) Parent and Company shall cooperate in good faith to agree upon consistent U.S. federal income tax reporting in respect of the Parent Interim Loan and the transactions described in Section 5.19(c); provided that unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, during the period from the date the Parent Interim Loan is issued through the earlier of the Closing Date and the termination of the Merger Agreement, neither Parent or the Company shall report imputed interest on the Parent Interim Loan for U.S. federal income tax purposes.” 5. Effect of Termination. Section 7.2(a) of the Merger Agreement is hereby amended to delete clause (i) of the first sentence thereof in its entirety and substitute therefor: “(i) the Confidentiality Agreement (as amended hereby) and Section 3.35, Section 4.37, the last two sentences of Section 5.3, Section 5.19(c) and Section 5.19(d), this Section 7.2 and Article 8 shall remain in effect and”

6 1007950653v2 6. Effect of Termination. Section 7.2(e) of the Merger Agreement is hereby amended to replace the amount “$250,000,000” in the first sentence thereof with the amount “$350,000,000”. In addition, the following shall be added as the last sentence of Section 7.2(e) of the Merger Agreement: “Notwithstanding anything to the contrary in this Section 7.2(e), the amount of the Parent Regulatory Fee payable by Parent shall be reduced on a dollar-for-dollar basis by any offset contemplated by Section 5.19(c) that occurs” 7. Terms Defined Elsewhere. The following defined terms are hereby inserted in alphabetical order into Section 8.5 of the Merger Agreement: “Dividend Payment Date” Section 5.19(a) “Parent Interim Loan” Section 5.19(b) “Prepayment Dividend” Section 5.19(a) “Prepayment Dividend Amount” Section 5.19(a) 8. Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Merger Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties to this Amendment. Nothing in this Amendment shall be construed to modify any provision of the Merger Agreement other than as specifically set forth above. 9. Miscellaneous. The provisions of Section 8.2, Section 8.3 and Sections 8.6 through 8.14 of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Signature Page to Amendment No. 2 to Merger Agreement] IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written. FRONTIER GROUP HOLDINGS, INC. By:__/s/ Barry L. Biffle_______________________ Name: Barry L. Biffle Title: President and Chief Executive Officer TOP GUN ACQUISITION CORP. By:__/s/ Barry L. Biffle______________________ Name: Barry L. Biffle Title: President SPIRIT AIRLINES, INC. By:__/s/ Ted Christie________________________ Name: Ted Christie Title: President and CEO